Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
THIRD QUARTER 2015 RESULTS

•	Reported net revenue declined 5% and organic revenue grew 3%

•	Global price/mix of 3% reflecting positive pricing and packaging initiatives across key markets

•	Reported EPS was $0.33 and comparable EPS was $0.51

•	Global volume grew 3%

•	Year-to-date cash from operations increased 5% to $8.4 billion, despite significant foreign currency headwinds

•	Expect full-year comparable currency neutral EPS growth of 5%, in line with the range laid out at the beginning of the year

ATLANTA, Oct. 21, 2015 – The Coca-Cola Company today reported third quarter 2015 operating results. "Our third quarter results were in line with our expectations and reflect the continued execution of our strategic initiatives to restore momentum, which are beginning to take hold across our global business," said Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company. "By aggressively driving productivity and streamlining the business, we are funding investments to accelerate growth. We have aligned and incented the organization against a clear revenue segmentation strategy. Finally, we have announced significant steps that evolve and strengthen our unparalleled global distribution system, including the planned creation of Coca-Cola Beverages Africa, Coca-Cola European Partners, and most recently in the United States, the National Product Supply System. Despite a continued challenging macro environment, all of us at The Coca-Cola Company remain confident in our strategies and committed to the creation of long-term shareowner value."

THIRD QUARTER 2015 OPERATING REVIEW
TOTAL COMPANY

	Percent Change
	Third Quarter	YTD
Unit Case Volume	3	2
Sparkling Beverages	2	1
Still Beverages	6	4
Concentrate Sales/Reported Volume	0	3
Price/Mix	3	2
Currency	(8)	(7)
Acquisitions & Divestitures	0	0
Reported Net Revenues	(5)	(2)
Organic Revenues *	3	5
Reported Income Before Taxes	(35)	(2)
Comparable CN Income Before Taxes (Structurally Adjusted) *	8	8

*
Organic revenue and comparable currency neutral (CN) income before taxes (structurally adjusted) are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
We had positive organic revenue growth in each of our operating groups except for Asia Pacific in the quarter, and we gained global value share in nonalcoholic ready-to-drink (NARTD) beverages. Organic revenue growth was driven by 3 points of positive price/mix and reflects positive pricing and packaging initiatives across many key markets. Price/mix also benefited from geographic mix due to the strong performance of certain Company-owned bottling operations within our Bottling Investments group. After adjusting for the six additional days in the first quarter, concentrate sales growth trailed unit case volume growth year to date. We expect concentrate sales and unit case sales to be generally in line for the full year.

•
We gained global value share in sparkling beverages in the quarter. Global sparkling beverage volume growth was led by 1% growth in Trademark Coca-Cola which included 1% growth in brand Coca-Cola and 8% growth in Coke Zero, partially offset by an 8% decline in Diet Coke. Low single-digit growth in Sprite and Fanta also contributed to global sparkling beverage volume growth in the quarter.

•
We gained global value share in still beverages and gained value and volume share in the juice and juice drinks and ready-to-drink tea categories in the quarter. Global still beverage volume growth reflects 4% growth in ready-to-drink tea, 5% growth in sports drinks and 11% growth in packaged water.

•
Comparable currency neutral income before taxes (structurally adjusted) outpaced organic revenue growth in the quarter primarily due to gross margin expansion and the impact of our ongoing productivity initiatives, partially offset by increased marketing investments, a decrease in net interest income and lower equity income.

•
The reported effective tax rate and the underlying annual effective tax rate in the quarter were 15.8% and 22.5%, respectively. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Reported EPS was $0.33 and comparable EPS was $0.51 in the quarter. Items impacting comparability decreased reported EPS by a net $0.18 and were primarily related to noncash charges related to refranchising certain territories in North America and costs associated with our previously announced productivity program.

•	Fluctuations in foreign currency exchange rates resulted in a 12 point headwind on comparable operating income, income before taxes and EPS in the quarter.

•
Year-to-date cash from operations was $8.4 billion, up 5%. The increase was primarily due to efficient management of working capital and the impact of six additional days in the first quarter, partially offset by fluctuations in foreign currency exchange rates and the impact of refranchised territories in North America.

•	Year-to-date net share repurchases totaled $1.3 billion.

EURASIA AND AFRICA

	Percent Change
	Third Quarter	YTD
Unit Case Volume	4	4
Sparkling Beverages	3	3
Still Beverages	6	5
Concentrate Sales	4	4
Price/Mix	(2)	0
Currency	(15)	(12)
Acquisitions & Divestitures	(2)	(1)
Reported Net Revenues	(15)	(9)
Organic Revenues *	2	4
Reported Income Before Taxes	(22)	(12)
Comparable CN Income Before Taxes *	(8)	2

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by concentrate sales growth, partially offset by unfavorable geographic mix. Acquisitions and divestitures reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation. After adjusting for the additional selling days in the first quarter and unit case volume related to joint ventures that do not have equivalent concentrate sales, concentrate sales growth trailed unit case volume growth year to date primarily due to timing of shipments in the prior year. We expect concentrate sales and unit case sales to be generally in line for the full year.

•
Comparable currency neutral income before taxes trailed organic revenue growth in the quarter primarily due to lower equity income associated with our joint ventures in the juice and juice drinks category in the region and a low single-digit unfavorable impact from the closing of the transaction with Monster Beverage Corporation.

•
We gained value and volume share in total NARTD beverages, sparkling beverages and still beverages in the quarter. Sparkling beverage volume growth was driven by 4% growth in Trademark Coca-Cola and 7% growth in Sprite. Still beverage volume growth was primarily driven by 6% growth in juice and juice drinks and 8% growth in packaged water. Unit case volume growth was driven by 11% growth in our Central, East & West Africa business unit and 7% growth in our Middle East & North Africa business unit. Growth in these markets was partially offset by a high single-digit decline in Russia.

EUROPE

	Percent Change
	Third Quarter	YTD
Unit Case Volume	4	1
Sparkling Beverages	2	0
Still Beverages	12	8
Concentrate Sales	2	3
Price/Mix	0	0
Currency	(8)	(10)
Acquisitions & Divestitures	(1)	0
Reported Net Revenues	(7)	(7)
Organic Revenues *	3	3
Reported Income Before Taxes	(4)	(4)
Comparable CN Income Before Taxes *	(2)	0

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by concentrate sales growth, including strong growth in our expanding still beverage portfolio. Positive price/mix across certain key markets was offset by unfavorable geographic mix primarily due to strong concentrate sales growth in our Central and Southern Europe business unit. Acquisitions and divestitures reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation. After adjusting for the additional selling days in the first quarter, concentrate sales growth and unit case volume growth were generally in line year to date.

•
Comparable currency neutral income before taxes trailed organic revenue growth in the quarter primarily due to increased marketing investments and a low single-digit unfavorable impact from the closing of the transaction with Monster Beverage Corporation, partially offset by the impact of ongoing productivity initiatives.

•
Sparkling beverage volume growth was driven by 9% growth in Coke Zero and 6% growth in Fanta, partially offset by a 6% decline in Diet Coke/Coke Light. Still beverage volume growth was driven by the continued expansion of our still beverage portfolio and included double-digit growth in packaged water, sports drinks and the innocent brand. We gained value and volume share in still beverages and the packaged water category. We also gained value share in the sports drinks and juice and juice drinks categories.

LATIN AMERICA

	Percent Change
	Third Quarter	YTD
Unit Case Volume	2	1
Sparkling Beverages	1	0
Still Beverages	6	4
Concentrate Sales	1	3
Price/Mix	13	9
Currency	(28)	(22)
Acquisitions & Divestitures	0	0
Reported Net Revenues	(14)	(10)
Organic Revenues *	14	12
Reported Income Before Taxes	(18)	(16)
Comparable CN Income Before Taxes *	15	11

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter reflects positive price/mix in each of our four business units, particularly in the higher inflationary markets within our South Latin business unit. After adjusting for the additional selling days in the first quarter, concentrate sales growth and unit case volume growth were generally in line year to date.

•
Comparable currency neutral income before taxes modestly outpaced organic revenue growth in the quarter as positive operating leverage driven by organic revenue growth was mostly offset by increased marketing investments.

•
We gained value and volume share in sparkling beverages and still beverages (excluding packaged water) in the quarter. Still beverage volume growth included 8% growth in juice and juice drinks and double-digit growth in sports drinks. Unit case volume growth was driven by 4% growth in both Mexico and our Latin Center business unit and 3% growth in our South Latin business unit. Growth in these markets was partially offset by a 4% decline in Brazil.

NORTH AMERICA

	Percent Change
	Third Quarter	YTD
Unit Case Volume	1	1
Sparkling Beverages	(1)	(1)
Still Beverages	7	4
Concentrate Sales	0	2
Price/Mix	3	3
Currency	(1)	(1)
Acquisitions & Divestitures	(1)	(1)
Reported Net Revenues	1	3
Organic Revenues *	3	6
Reported Income Before Taxes	NM	(22)
Comparable CN Income Before Taxes *	4	11
NM: Calculation is not meaningful.

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by positive price/mix. Acquisitions and divestitures primarily reflect the unfavorable impact of refranchised territories, partially offset by the benefit of our expanded distribution of Monster beverage products in North America. The expanded distribution contributed 1 point of unit case volume growth in both the quarter and year to date. After adjusting for the additional selling days in the first quarter and the impact of acquired volume, concentrate sales growth and unit case volume growth were in line year to date.

•
Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter primarily due to lower input costs and the impact of our ongoing productivity initiatives, partially offset by increased marketing investments and a high single-digit unfavorable impact from structural changes. Structural changes included 5 points related to refranchised territories, as well as a net unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation and expanded distribution of Monster beverage products.

•
We gained value share in total NARTD beverages for the 22nd consecutive quarter driven by an increase in both the quality and quantity of our marketing investments and our continued rational approach to pricing and disciplined price/pack strategies.

ASIA PACIFIC

	Percent Change
	Third Quarter	YTD
Unit Case Volume	4	3
Sparkling Beverages	3	3
Still Beverages	6	3
Concentrate Sales	(2)	3
Price/Mix	1	(1)
Currency	(9)	(9)
Acquisitions & Divestitures	(1)	0
Reported Net Revenues	(11)	(7)
Organic Revenues *	(1)	2
Reported Income Before Taxes	(11)	(8)
Comparable CN Income Before Taxes *	(2)	0

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue declined in the quarter driven by a decrease in concentrate sales, partially offset by positive price/mix. Acquisitions and divestitures primarily reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation. After adjusting for the additional selling days in the first quarter, concentrate sales growth trailed unit case volume growth year to date primarily due to timing of shipments in the prior year. We expect concentrate sales and unit case sales to be generally in line for the full year.

•
Comparable currency neutral income before taxes trailed organic revenue growth in the quarter primarily due to a low single-digit unfavorable impact from the closing of the transaction with Monster Beverage Corporation, partially offset by the efficient management of operating expenses.

•
Unit case volume growth in the quarter reflected 5% growth in China and 4% growth in India, partially offset by a 2% decline in Japan. China's performance included double-digit growth in Trademark Coca-Cola and we gained value and volume share in sparkling beverages.

BOTTLING INVESTMENTS

	Percent Change
	Third Quarter	YTD
Unit Case Volume	11	7
Reported Volume	8	7
Price/Mix	(5)	(4)
Currency	(11)	(9)
Acquisitions & Divestitures	4	2
Reported Net Revenues	(4)	(4)
Organic Revenues *	3	4
Reported Income Before Taxes	(27)	(21)
Comparable CN Income Before Taxes *	15	15

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	Organic revenue growth in the quarter was driven by reported volume growth, partially offset by unfavorable price/mix primarily attributable to geographic, channel and product mix.

•
Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter primarily due to the continued strong performance of our Company-owned bottling operations in several markets including Germany, China and Vietnam.

2015 OUTLOOK

•	We estimate that the net impact of structural items on full-year 2015 results will be a 1 point headwind on both net revenues and income before taxes.

•
We expect fluctuations in foreign currency exchange rates to have an unfavorable impact on our comparable results in 2015. Based on current spot rates, our existing hedge positions, and the cycling of our prior year rates, we estimate that currency will be an approximate 7 point headwind on net revenues, an 11 point headwind on operating income and an 8 point headwind on income before taxes for the full year. For the fourth quarter, we estimate that currency will be an approximate 6 point headwind on net revenues, a 12 point headwind on operating income and a 10 point headwind on income before taxes.

•	The underlying effective annual tax rate on operations for 2015 is expected to be 22.5%.

•	We expect full-year 2015 net share repurchases of $2.0 to $2.5 billion.

•	We expect full-year 2015 comparable currency neutral EPS growth of 5%, in line with the range we laid out at the beginning of the year.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
"Comparable currency neutral income before taxes" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Comparable currency neutral income before taxes (structurally adjusted)" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
"Concentrate sales/reported volume" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment data reflects unit case volume growth for consolidated bottlers only and is computed on a reported basis.

•
"Organic revenue" is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2015 financial results were impacted by six additional days, and fourth quarter 2015 financial results will be impacted by six fewer days. Unit case volume results for the quarters are not impacted by the variance in selling days due to the average daily sales computation referenced above.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non- GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss third quarter 2015 results today, Oct. 21, 2015 at 9:30 a.m. EDT. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	October 2, 2015	September 26, 2014	% Change[1]
Net Operating Revenues	$11,427	$11,976	(5)
Cost of goods sold	4,577	4,630	(1)
Gross Profit	6,850	7,346	(7)
Selling, general and administrative expenses	4,207	4,507	(7)
Other operating charges	264	128	107
Operating Income	2,379	2,711	(12)
Interest income	155	169	(8)
Interest expense	138	113	22
Equity income (loss) — net	200	205	(2)
Other income (loss) — net	(871)	(312)	(180)
Income Before Income Taxes	1,725	2,660	(35)
Income taxes	272	538	(49)
Consolidated Net Income	1,453	2,122	(32)
Less: Net income (loss) attributable to noncontrolling interests	4	8	(50)
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,449	$2,114	(31)
Diluted Net Income Per Share[2]	$0.33	$0.48	(31)
Average Shares Outstanding — Diluted[2]	4,399	4,445

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended October 2, 2015 and September 26, 2014, basic net income per share was $0.33 for 2015 and $0.48 for 2014 based on average shares outstanding — basic of 4,349 million for 2015 and 4,383 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended
	October 2, 2015	September 26, 2014	% Change[1]
Net Operating Revenues	$34,294	$35,126	(2)
Cost of goods sold	13,428	13,532	(1)
Gross Profit	20,866	21,594	(3)
Selling, general and administrative expenses	12,490	12,880	(3)
Other operating charges	1,166	457	155
Operating Income	7,210	8,257	(13)
Interest income	459	436	5
Interest expense	713	344	107
Equity income (loss) — net	402	530	(24)
Other income (loss) — net	709	(630)	—
Income Before Income Taxes	8,067	8,249	(2)
Income taxes	1,937	1,896	2
Consolidated Net Income	6,130	6,353	(4)
Less: Net income (loss) attributable to noncontrolling interests	16	25	(36)
Net Income Attributable to Shareowners of The Coca-Cola Company	$6,114	$6,328	(3)
Diluted Net Income Per Share[2]	$1.39	$1.42	(2)
Average Shares Outstanding — Diluted[2]	4,410	4,454

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the nine months ended October 2, 2015 and September 26, 2014, basic net income per share was $1.40 for 2015 and $1.44 for 2014 based on average shares outstanding — basic of 4,357 million for 2015 and 4,392 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	October 2, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$9,983	$8,958
Short-term investments	9,177	9,052
Total Cash, Cash Equivalents and Short-Term Investments	19,160	18,010
Marketable securities	3,614	3,665
Trade accounts receivable, less allowances of $361 and $331, respectively	4,028	4,466
Inventories	2,910	3,100
Prepaid expenses and other assets	3,029	3,066
Assets held for sale	3,853	679
Total Current Assets	36,594	32,986
Equity Method Investments	12,504	9,947
Other Investments	2,430	3,678
Other Assets	4,446	4,407
Property, Plant and Equipment — net	12,615	14,633
Trademarks With Indefinite Lives	6,032	6,533
Bottlers' Franchise Rights With Indefinite Lives	6,133	6,689
Goodwill	11,357	12,100
Other Intangible Assets	897	1,050
Total Assets	$93,008	$92,023

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,877	$9,234
Loans and notes payable	17,545	19,130
Current maturities of long-term debt	2,692	3,552
Accrued income taxes	383	400
Liabilities held for sale	1,048	58
Total Current Liabilities	31,545	32,374
Long-Term Debt	25,949	19,063
Other Liabilities	4,194	4,389
Deferred Income Taxes	5,053	5,636
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	13,715	13,154
Reinvested earnings	65,209	63,408
Accumulated other comprehensive income (loss)	(10,813)	(5,777)
Treasury stock, at cost — 2,698 and 2,674 shares, respectively	(43,822)	(42,225)
Equity Attributable to Shareowners of The Coca-Cola Company	26,049	30,320
Equity Attributable to Noncontrolling Interests	218	241
Total Equity	26,267	30,561
Total Liabilities and Equity	$93,008	$92,023

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Nine Months Ended
	October 2, 2015	September 26, 2014
Operating Activities
Consolidated net income	$6,130	$6,353
Depreciation and amortization	1,443	1,477
Stock-based compensation expense	171	143
Deferred income taxes	212	(179)
Equity (income) loss — net of dividends	(150)	(259)
Foreign currency adjustments	(76)	305
Significant (gains) losses on sales of assets — net	(550)	410
Other operating charges	697	192
Other items	859	38
Net change in operating assets and liabilities	(346)	(501)
Net cash provided by operating activities	8,390	7,979
Investing Activities
Purchases of investments	(12,006)	(14,098)
Proceeds from disposals of investments	10,403	9,558
Acquisitions of businesses, equity method investments and nonmarketable securities	(2,489)	(343)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	416	73
Purchases of property, plant and equipment	(1,670)	(1,618)
Proceeds from disposals of property, plant and equipment	50	150
Other investing activities	(117)	(280)
Net cash provided by (used in) investing activities	(5,413)	(6,558)
Financing Activities
Issuances of debt	34,298	33,292
Payments of debt	(30,159)	(28,494)
Issuances of stock	732	1,058
Purchases of stock for treasury	(1,966)	(2,963)
Dividends	(4,313)	(2,680)
Other financing activities	230	(409)
Net cash provided by (used in) financing activities	(1,178)	(196)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(774)	(555)
Cash and Cash Equivalents
Net increase (decrease) during the period	1,025	670
Balance at beginning of period	8,958	10,414
Balance at end of period	$9,983	$11,084

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	October 2, 2015	September 26, 2014	% Fav. / (Unfav.)	October 2, 2015	September 26, 2014	% Fav. / (Unfav.)	October 2, 2015	September 26, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$603	$709	(15)	$208	$265	(22)	$212	$272	(22)
Europe	1,330	1,429	(7)	722	752	(4)	733	763	(4)
Latin America	1,012	1,177	(14)	538	653	(18)	535	654	(18)
North America	5,639	5,599	1	681	760	(10)	(116)	486	—
Asia Pacific	1,406	1,575	(11)	571	638	(11)	576	648	(11)
Bottling Investments	1,746	1,823	(4)	(11)	14	—	150	205	(27)
Corporate	55	43	33	(330)	(371)	11	(365)	(368)	1
Eliminations	(364)	(379)	4	—	—	—	—	—	—
Consolidated	$11,427	$11,976	(5)	$2,379	$2,711	(12)	$1,725	$2,660	(35)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended October 2, 2015, intersegment revenues were $15 million for Eurasia and Africa, $154 million for Europe, $19 million for Latin America, $4 million for North America, $159 million for Asia Pacific and $13 million for Bottling Investments. During the three months ended September 26, 2014, intersegment revenues were $187 million for Europe, $16 million for Latin America, $3 million for North America, $154 million for Asia Pacific and $19 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Nine Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	October 2, 2015	September 26, 2014	% Fav. / (Unfav.)	October 2, 2015	September 26, 2014	% Fav. / (Unfav.)	October 2, 2015	September 26, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$1,899	$2,099	(9)	$762	$858	(11)	$785	$893	(12)
Europe	3,977	4,291	(7)	2,274	2,363	(4)	2,300	2,398	(4)
Latin America	3,051	3,406	(10)	1,641	1,954	(16)	1,649	1,957	(16)
North America	16,657	16,109	3	2,079	2,015	3	1,245	1,593	(22)
Asia Pacific	4,292	4,613	(7)	1,876	2,041	(8)	1,890	2,059	(8)
Bottling Investments	5,354	5,556	(4)	34	26	30	380	481	(21)
Corporate	120	126	(4)	(1,456)	(1,000)	(46)	(182)	(1,132)	84
Eliminations	(1,056)	(1,074)	2	—	—	—	—	—	—
Consolidated	$34,294	$35,126	(2)	$7,210	$8,257	(13)	$8,067	$8,249	(2)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the nine months ended October 2, 2015, intersegment revenues were $22 million for Eurasia and Africa, $449 million for Europe, $56 million for Latin America, $14 million for North America, $476 million for Asia Pacific and $39 million for Bottling Investments. During the nine months ended September 26, 2014, intersegment revenues were $530 million for Europe, $46 million for Latin America, $13 million for North America, $432 million for Asia Pacific and $53 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Restructuring
During the three and nine months ended October 2, 2015, the Company recorded charges of $75 million and $204 million, respectively. The Company recorded charges of $34 million and $142 million during the three and nine months ended September 26, 2014, respectively. These charges were related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three and nine months ended October 2, 2015, the Company recorded charges of $141 million and $323 million, respectively, related to our productivity and reinvestment program. The Company also recorded charges of $84 million and $259 million during the three and nine months ended September 26, 2014, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain, including manufacturing in North America; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and nine months ended October 2, 2015, the Company recorded a net gain of $3 million and a net charge of $79 million, respectively. During the three and nine months ended September 26, 2014, the Company recorded net charges of $8 million and $20 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and nine months ended October 2, 2015, the Company recorded charges of $815 million and $848 million, respectively. The Company recorded charges of $270 million and $410 million during the three and nine months ended September 26, 2014, respectively. These charges were primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of its unconsolidated bottling partners.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
During the nine months ended October 2, 2015, the Company recorded a net gain of $1,402 million as a result of our transaction with Monster Beverage Corporation ("Monster"), primarily due to the difference in the recorded carrying value of the assets transferred, including an allocated portion of goodwill, compared to the value of the total assets and business acquired. This net gain was recorded in the line item other income (loss) — net in our condensed consolidated statement of income. Additionally, under the terms of this transaction, the Company is required to discontinue selling energy products under certain trademarks, including one trademark in the glacéau portfolio. As a result, the Company recognized an impairment charge of 380 million in the line item other operating charges in our condensed consolidated statement of income upon the closing of the transaction with Monster, primarily related to the discontinuation of the energy products in the glacéau portfolio.
During the three and nine months ended October 2, 2015, the Company recorded an impairment charge of $38 million on a trademark in the glacéau portfolio. This charge was primarily a result of foreign currency exchange rate fluctuations that impacted the fair value of the asset.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the nine months ended October 2, 2015, calculated based on the final option price. Also during the nine months ended October 2, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.
During the three and nine months ended September 26, 2014, the Company recorded a charge of $7 million associated with our indemnification of a previously consolidated entity. The impact of this charge effectively reduced the initial gain the Company recognized when we sold the entity.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended October 2, 2015 and September 26, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in an increase of $87 million and a decrease of $21 million, respectively, to our non-GAAP income before income taxes. During the nine months ended October 2, 2015 and September 26, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in an increase of $76 million and a decrease of $120 million, respectively, to our non-GAAP income before income taxes.
Restructuring and Transitioning Russian Juice Operations
During the three and nine months ended September 26, 2014, the Company recorded losses of $5 million and $30 million, respectively, related to restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items (continued)
Hyperinflationary Economies
During the three and nine months ended October 2, 2015, the Company recorded net charges of $3 million and $138 million, respectively, related to our Venezuelan operations. These charges were primarily a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded primarily as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
During the nine months ended September 26, 2014, the Company recorded charges of $268 million related to the devaluation of the Venezuelan bolivar, including a write-down of receivables from our bottling partner in Venezuela as well as our proportionate share of the charge incurred by our bottling partner in Venezuela, an equity method investee.
Donation to The Coca-Cola Foundation
During the nine months ended October 2, 2015, the Company recorded a charge of $100 million due to a contribution made to The Coca-Cola Foundation, which was recorded in the line item other operating charges in our condensed consolidated statement of income.
Early Extinguishment of Long-Term Debt
During the nine months ended October 2, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt, which were recorded in the line item interest expense in our condensed consolidated statement of income.
Certain Tax Matters
During the three and nine months ended October 2, 2015, the Company recorded a net tax benefit of $6 million related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three and nine months ended September 26, 2014, the Company recorded a net tax benefit of $29 million and a net tax charge of $2 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
CURRENCY NEUTRAL
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
ORGANIC REVENUE
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures (including structural changes), as applicable. The adjustments related to acquisitions and divestitures for the three and nine months ended October 2, 2015 and September 26, 2014 consisted entirely of the structural changes discussed below.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
STRUCTURAL CHANGES
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2015, the Company refranchised additional territories in North America to certain of its unconsolidated bottling partners; sold its global energy drink business to Monster; acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; and acquired a South African bottler. In 2014, the Company refranchised territories in North America to certain of its unconsolidated bottling partners; changed its process of buying and selling recyclable materials in North America; acquired bottling operations in Sri Lanka and Nepal; and restructured and transitioned its Russian juice operations to an existing joint venture with an unconsolidated bottling partner. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended October 2, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,427	$4,577	$6,850	59.9%	$4,207	$264	$2,379	20.8%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(75)	75
Productivity & Reinvestment	—	—	—		—	(141)	141
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(44)	44
Other Items	(27)	(93)	66		4	(4)	66
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$11,400	$4,484	$6,916	60.7%	$4,211	$—	$2,705	23.7%

	Three Months Ended September 26, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$11,976	$4,630	$7,346	61.3%	$4,507	$128	$2,711	22.6%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(34)	34
Productivity & Reinvestment	—	—	—		—	(84)	84
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(7)	7
Other Items	5	19	(14)		(15)	(3)	4
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$11,981	$4,649	$7,332	61.2%	$4,492	$—	$2,840	23.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(5)	(1)	(7)		(7)	107	(12)
% Currency Impact	(8)	(5)	(9)		(7)	—	(12)
% Change — Currency Neutral Reported	3	4	2		1	—	(1)

% Change — After Considering Items (Non-GAAP)	(5)	(4)	(6)		(6)	—	(5)
% Currency Impact After Considering Items (Non-GAAP)	(8)	(5)	(9)		(7)	—	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	2	4		1	—	8

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended October 2, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$138	$200	$(871)	$1,725	$272	15.8%	$4	$1,449	$0.33
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	75	—		—	75	0.02
Productivity & Reinvestment	—	—	—	141	49		—	92	0.02
Equity Investees	—	(3)	—	(3)	(1)		—	(2)	—
Transaction Gains/Losses	—	—	815	859	291		—	568	0.13
Other Items	—	—	25	91	33		—	58	0.01
Certain Tax Matters	—	—	—	—	6		—	(6)	—
After Considering Items (Non-GAAP)	$138	$197	$(31)	$2,888	$650	22.5%	$4	$2,234	$0.51

	Three Months Ended September 26, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$113	$205	$(312)	$2,660	$538	20.2%	$8	$2,114	$0.48
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	34	—		—	34	0.01
Productivity & Reinvestment	—	—	—	84	30		—	54	0.01
Equity Investees	—	8	—	8	1		—	7	—
Transaction Gains/Losses	—	—	270	277	96		—	181	0.04
Other Items	—	—	(19)	(15)	(8)		—	(7)	—
Certain Tax Matters	—	—	—	—	29		—	(29)	(0.01)
After Considering Items (Non-GAAP)	$113	$213	$(61)	$3,048	$686	22.5%	$8	$2,354	$0.53

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	22	(2)	(180)	(35)	(49)		(50)	(31)	(31)
% Change — After Considering Items (Non-GAAP)	22	(7)	48	(5)	(5)		(51)	(5)	(4)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,399 million average shares outstanding — diluted

[2]	4,445 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended October 2, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$34,294	$13,428	$20,866	60.8%	$12,490	$1,166	$7,210	21.0%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(204)	204
Productivity & Reinvestment	—	—	—		—	(323)	323
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(427)	427
Other Items	(42)	(66)	24		33	(212)	203
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$34,252	$13,362	$20,890	61.0%	$12,523	$—	$8,367	24.4%

	Nine Months Ended September 26, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$35,126	$13,532	$21,594	61.5%	$12,880	$457	$8,257	23.5%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(142)	142
Productivity & Reinvestment	—	—	—		—	(259)	259
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(7)	7
Other Items	(15)	88	(103)		(14)	(49)	(40)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$35,111	$13,620	$21,491	61.2%	$12,866	$—	$8,625	24.6%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(2)	(1)	(3)		(3)	155	(13)
% Currency Impact	(7)	(5)	(8)		(7)	—	(10)
% Change — Currency Neutral Reported	5	4	5		4	—	(2)

% Change — After Considering Items (Non-GAAP)	(2)	(2)	(3)		(3)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(7)	(5)	(8)		(7)	—	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	3	5		4	—	8

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Nine Months Ended October 2, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$713	$402	$709	$8,067	$1,937	24.0%	$16	$6,114	$1.39
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	204	—		—	204	0.05
Productivity & Reinvestment	—	—	—	323	124		—	199	0.05
Equity Investees	—	79	—	79	5		—	74	0.02
Transaction Gains/Losses	—	—	(529)	(102)	(173)		—	71	0.02
Other Items	(320)	—	113	636	173		—	463	0.10
Certain Tax Matters	—	—	—	—	6		—	(6)	—
After Considering Items (Non-GAAP)	$393	$481	$293	$9,207	$2,072	22.5%	$16	$7,119	$1.61

	Nine Months Ended September 26, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$344	$530	$(630)	$8,249	$1,896	23.0%	$25	$6,328	$1.42
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	142	—		—	142	0.03
Productivity & Reinvestment	—	—	—	259	96		—	163	0.04
Equity Investees	—	20	—	20	3		—	17	—
Transaction Gains/Losses	—	—	410	417	147		—	270	0.06
Other Items	—	21	198	179	(55)		—	234	0.05
Certain Tax Matters	—	—	—	—	(2)		—	2	—
After Considering Items (Non-GAAP)	$344	$571	$(22)	$9,266	$2,085	22.5%	$25	$7,156	$1.61

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	107	(24)	—	(2)	2		(36)	(3)	(2)
% Change — After Considering Items (Non-GAAP)	14	(16)	—	(1)	(1)		(36)	(1)	0

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,410 million average shares outstanding — diluted

[2]	4,454 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended October 2, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(35)	(31)
% Currency Impact	(12)	(13)
% Change — Currency Neutral Reported	(23)	(18)
% Structural Impact	0	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	(22)	N/A

% Change — After Considering Items (Non-GAAP)	(5)	(4)
% Currency Impact After Considering Items (Non-GAAP)	(12)	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	8
% Structural Impact After Considering Items (Non-GAAP)	(1)	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	8	N/A

	Nine Months Ended October 2, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(2)	(2)
% Currency Impact	(5)	(5)
% Change — Currency Neutral Reported	3	3
% Structural Impact	0	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	3	N/A

% Change — After Considering Items (Non-GAAP)	(1)	0
% Currency Impact After Considering Items (Non-GAAP)	(8)	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	8
% Structural Impact After Considering Items (Non-GAAP)	0	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	8	N/A

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Three Months Ended October 2, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$603	$1,330	$1,012	$5,639	$1,406	$1,746	$55	$(364)	$11,427
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(2)	—	—	(25)	—	(27)
After Considering Items (Non-GAAP)	$603	$1,330	$1,012	$5,637	$1,406	$1,746	$30	$(364)	$11,400

	Three Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$709	$1,429	$1,177	$5,599	$1,575	$1,823	$43	$(379)	$11,976
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	9	—	4	(8)	—	5
After Considering Items (Non-GAAP)	$709	$1,429	$1,177	$5,608	$1,575	$1,827	$35	$(379)	$11,981

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(15)	(7)	(14)	1	(11)	(4)	33	—	(5)
% Currency Impact	(15)	(8)	(28)	(1)	(9)	(11)	34	—	(8)
% Change — Currency Neutral Reported	0	1	14	2	(1)	7	(1)	—	3
% Acquisition & Divestiture Adjustments	(2)	(1)	0	(1)	(1)	4	14	—	0
% Change — Organic Revenues (Non-GAAP)	2	3	14	3	(1)	3	(15)	—	3

% Change — After Considering Items (Non-GAAP)	(15)	(7)	(14)	1	(11)	(4)	(10)	—	(5)
% Currency Impact After Considering Items (Non-GAAP)	(15)	(8)	(28)	(1)	(9)	(11)	(8)	—	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	0	1	14	2	(1)	7	(1)	—	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Nine Months Ended October 2, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,899	$3,977	$3,051	$16,657	$4,292	$5,354	$120	$(1,056)	$34,294
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(19)	—	—	(23)	—	(42)
After Considering Items (Non-GAAP)	$1,899	$3,977	$3,051	$16,638	$4,292	$5,354	$97	$(1,056)	$34,252

	Nine Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,099	$4,291	$3,406	$16,109	$4,613	$5,556	$126	$(1,074)	$35,126
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	9	—	(20)	(4)	—	(15)
After Considering Items (Non-GAAP)	$2,099	$4,291	$3,406	$16,118	$4,613	$5,536	$122	$(1,074)	$35,111

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(9)	(7)	(10)	3	(7)	(4)	(4)	—	(2)
% Currency Impact	(12)	(10)	(22)	(1)	(9)	(9)	8	—	(7)
% Change — Currency Neutral Reported	3	3	12	4	1	6	(12)	—	5
% Acquisition & Divestiture Adjustments	(1)	0	0	(1)	0	2	6	—	0
% Change — Organic Revenues (Non-GAAP)	4	3	12	6	2	4	(18)	—	5

% Change — After Considering Items (Non-GAAP)	(9)	(7)	(10)	3	(7)	(3)	(20)	—	(2)
% Currency Impact After Considering Items (Non-GAAP)	(12)	(10)	(22)	(1)	(9)	(9)	(8)	—	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	3	12	4	1	7	(12)	—	4

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended October 2, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$208	$722	$538	$681	$571	$(11)	$(330)	$2,379
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	75	—	75
Productivity & Reinvestment	1	(2)	4	85	2	22	29	141
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	44	44
Other Items	—	—	—	83	—	4	(21)	66
After Considering Items (Non-GAAP)	$209	$720	$542	$849	$573	$90	$(278)	$2,705

	Three Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$265	$752	$653	$760	$638	$14	$(371)	$2,711
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	34	—	34
Productivity & Reinvestment	1	2	—	59	2	—	20	84
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	7	7
Other Items	—	—	—	2	—	10	(8)	4
After Considering Items (Non-GAAP)	$266	$754	$653	$821	$640	$58	$(352)	$2,840

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(22)	(4)	(18)	(10)	(11)	—	11	(12)
% Currency Impact	(16)	(3)	(33)	0	(9)	—	6	(12)
% Change — Currency Neutral Reported	(6)	(1)	16	(10)	(1)	—	5	(1)

% Change — After Considering Items (Non-GAAP)	(21)	(4)	(17)	4	(11)	54	21	(5)
% Currency Impact After Considering Items (Non-GAAP)	(16)	(3)	(33)	(1)	(9)	(22)	1	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(6)	(2)	16	4	(1)	76	20	8

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Nine Months Ended October 2, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$762	$2,274	$1,641	$2,079	$1,876	$34	$(1,456)	$7,210
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	204	—	204
Productivity & Reinvestment	16	(13)	7	239	(1)	22	53	323
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	427	427
Other Items	—	—	33	8	2	6	154	203
After Considering Items (Non-GAAP)	$778	$2,261	$1,681	$2,326	$1,877	$266	$(822)	$8,367

	Nine Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$858	$2,363	$1,954	$2,015	$2,041	$26	$(1,000)	$8,257
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	142	—	142
Productivity & Reinvestment	1	2	—	192	10	—	54	259
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	7	7
Other Items	—	—	—	(90)	—	30	20	(40)
After Considering Items (Non-GAAP)	$859	$2,365	$1,954	$2,117	$2,051	$198	$(919)	$8,625

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(11)	(4)	(16)	3	(8)	30	(46)	(13)
% Currency Impact	(13)	(4)	(25)	0	(8)	36	3	(10)
% Change — Currency Neutral Reported	2	0	9	4	0	(6)	(48)	(2)

% Change — After Considering Items (Non-GAAP)	(9)	(4)	(14)	10	(8)	34	11	(3)
% Currency Impact After Considering Items (Non-GAAP)	(13)	(4)	(25)	0	(8)	(18)	1	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	0	11	10	0	52	10	8

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended October 2, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$212	$733	$535	$(116)	$576	$150	$(365)	$1,725
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	75	—	75
Productivity & Reinvestment	1	(2)	4	85	2	22	29	141
Equity Investees	(3)	—	—	—	—	—	—	(3)
Transaction Gains/Losses	—	—	—	794	—	—	65	859
Other Items	—	—	—	83	—	4	4	91
After Considering Items (Non-GAAP)	$210	$731	$539	$846	$578	$251	$(267)	$2,888

	Three Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$272	$763	$654	$486	$648	$205	$(368)	$2,660
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	34	—	34
Productivity & Reinvestment	1	2	—	59	2	—	20	84
Equity Investees	—	—	—	—	—	8	—	8
Transaction Gains/Losses	—	—	—	270	—	—	7	277
Other Items	—	—	—	2	—	10	(27)	(15)
After Considering Items (Non-GAAP)	$273	$765	$654	$817	$650	$257	$(368)	$3,048

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(22)	(4)	(18)	—	(11)	(27)	1	(35)
% Currency Impact	(15)	(3)	(32)	—	(9)	(14)	11	(12)
% Change — Currency Neutral Reported	(7)	(1)	14	—	(2)	(12)	(11)	(23)

% Change — After Considering Items (Non-GAAP)	(23)	(4)	(17)	4	(11)	(2)	27	(5)
% Currency Impact After Considering Items (Non-GAAP)	(15)	(3)	(32)	(1)	(9)	(17)	7	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(8)	(2)	15	4	(2)	15	20	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Nine Months Ended October 2, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$785	$2,300	$1,649	$1,245	$1,890	$380	$(182)	$8,067
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	204	—	204
Productivity & Reinvestment	16	(13)	7	239	(1)	22	53	323
Equity Investees	(3)	6	—	—	—	76	—	79
Transaction Gains/Losses	—	—	—	827	—	—	(929)	(102)
Other Items	—	—	33	8	2	6	587	636
After Considering Items (Non-GAAP)	$798	$2,293	$1,689	$2,319	$1,891	$688	$(471)	$9,207

	Nine Months Ended September 26, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$893	$2,398	$1,957	$1,593	$2,059	$481	$(1,132)	$8,249
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	142	—	142
Productivity & Reinvestment	1	2	—	192	10	—	54	259
Equity Investees	—	—	—	—	—	20	—	20
Transaction Gains/Losses	—	—	—	410	—	—	7	417
Other Items	—	—	—	(90)	—	51	218	179
After Considering Items (Non-GAAP)	$894	$2,400	$1,957	$2,105	$2,069	$694	$(853)	$9,266

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(12)	(4)	(16)	(22)	(8)	(21)	84	(2)
% Currency Impact	(13)	(4)	(25)	(1)	(8)	(11)	45	(5)
% Change — Currency Neutral Reported	1	0	9	(21)	0	(10)	39	3

% Change — After Considering Items (Non-GAAP)	(11)	(4)	(14)	10	(9)	(1)	45	(1)
% Currency Impact After Considering Items (Non-GAAP)	(13)	(4)	(25)	(1)	(8)	(15)	34	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	2	0	11	11	0	15	11	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended October 2, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(12)	(7)	(6)
% Change — Currency Neutral Reported	(1)	2	(3)

% Change — After Considering Items (Non-GAAP)	(5)	(6)	1
% Change — Currency Neutral After Considering Items (Non-GAAP)	8	4	4

	Nine Months Ended October 2, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(13)	(3)	(9)
% Change — Currency Neutral Reported	(2)	5	(7)

% Change — After Considering Items (Non-GAAP)	(3)	(3)	0
% Change — Currency Neutral After Considering Items (Non-GAAP)	8	5	2

Note:	Certain rows may not add due to rounding.
1 Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Nine Months Ended October 2, 2015	Nine Months Ended September 26, 2014
Reported (GAAP)
Issuances of Stock	$732	$1,058
Purchases of Stock for Treasury	(1,966)	(2,963)
Net Change in Stock Issuance Receivables[1]	16	—
Net Change in Treasury Stock Payables[2]	(37)	(21)
Net Treasury Share Repurchases (Non-GAAP)	$(1,255)	$(1,926)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the quarter.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the quarter.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca‑Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationships with Keurig Green Mountain, Inc. and Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage the possible negative consequences of our productivity initiatives; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca‑Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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